                                                                    EXHIBIT 99.1

Contact:    Douglas S. Kearney
            248-837-7100
            www.lason.com

LASON CONTINUES TO COOPERATE IN GOVERNMENTAL INVESTIGATIONS

TROY, Mich. - (May 13, 2003) - Lason, Inc. (LSSN), a leading provider of integrated information and business process outsourcing solutions, announced today its continued cooperation with the United States Securities and Exchange Commission ("SEC") and United States Attorney for the Eastern District of Michigan ("U.S. Attorney") with respect to their investigations regarding accounting irregularities potentially affecting certain portions of the Company's financial statements from 1997-1999.

Based on the investigations, the SEC and U.S. Attorney respectively announced today the filing of civil and criminal charges against certain former employees of the Company. These actions were brought solely against and relate to the individual former employees and are not against the Company itself. The SEC and U.S. Attorney are not brining civil or criminal charges against the Company.

Upon learning of alleged accounting irregularities in the summer of 2000, the Lason Board of Directors proactively formed a Special Committee to perform an independent investigation into the allegations. The Special Committee immediately retained the law firm of Butzel Long to conduct the independent internal investigation. On the basis of the investigation, it was determined on March 26, 2001 that in fact, certain accounting irregularities and system deficiencies may have occurred during some periods between late 1997 and 1999 and that the Company's financial statements for at least the third quarter of 1999 required restatement. Immediately upon learning of such information, the Company informed the SEC and U.S. Attorney, and issued a corresponding press release. Since that time, the Company has continued to conduct its own thorough internal investigation and share its findings in an open and real-time manner with the appropriate governmental authorities.

Ronald D. Risher, president and chief executive officer stated, "Lason continues to be fully supportive of and cooperative with governmental investigators. New management has invested a significant amount of time and monetary resources to proactively address these issues, which we were confronted with when we arrived. As well, we have taken the steps necessary to ensure that all such prior practices have been eliminated from the Company."

Lason adopted fresh-start accounting upon its emergence from Chapter 11 on July 1, 2002. Therefore, the aforementioned accounting irregularities and system deficiencies, which related to periods during 1997 - 1999, have no bearing on the results of Lason's current operations. The Company's fresh-start balance sheet as of June 30, 2002 and financial statements for the six months ending December 31, 2002 have been audited and filed with the SEC. The Company continues to timely file its reports with the SEC.

Mr. Risher continued, "We will continue to be unwavering in our support and cooperation with the governmental investigations. We are fully dedicated to putting these past issues behind us and committed to making the new Lason a vibrant and growing organization for our customers, shareholders, employees and vendors."


ABOUT LASON

Lason, headquartered in Troy, Michigan, Lason is a leading provider of integrated information outsourcing solutions through in excess of 60 locations and facilities management sites in 26 states, India, China (service relationship), Mexico and Canada. The Company serves over 5,500 active customers primarily in the healthcare, financial services, government, manufacturing and industrial vertical markets. The Company's core competency resides in its ability to enhance the performance of its customers' business by outsourcing their non-core business processes and back office operations. The Company's primary services are data, document and image capture, web-based document repository services via its Document DNA(TM) (digital network access) product, analog services, on-site facilities management, print and mail type services, database management and other professional services. The Company's service capabilities across a broad range of data and media types allows its customers to fulfill their business process and information outsourcing needs with a single vendor regardless of geography. Lason's capability to capture, manage and output information includes both traditional and digital services that support customer migration to new technologies including internal based applications.

The Company's strategy is to be a value-added business partner to its customers by leveraging its integrated business process outsourcing capabilities across a broad geographical spectrum to continually assist them in reducing their information management and back office costs and minimize their on-going technology and capital requirements. Key components to this strategy are the Company's strategically located off-shore capabilities and solution offerings, such as Document DNA(TM) (its web-based document repository), which allow it to fulfill customers' business process outsourcing needs cost effectively twenty-four hours a day, seven days a week. Lason is available on the World Wide Web at http://www.lason.com.

This press release, other than historical financial information, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward looking statements are: (1) important information is of a preliminary basis and subject to further adjustment, (2) the assimilation of business units, (3) the economic, political and regulatory environment, (4) competitive risks and uncertainties,
(5) dependence on key customers and management, (6) fluctuations in paper prices, (7) price and availability of qualified temporary labor, (8) reliability of Company data, (9) changes in the business outsourcing industry, (10) management's ability to implement its business plan, (11) the financial and legal effect of any outstanding litigation, (12) ultimate resolution and settlement of administrative and priority claims, including priority tax claims, whether known or unknown as a result of the Company's previous Chapter 11 filing, (13) status of the Company's financing, (14) other important factors beyond the control of Lason and (15) other risks identified from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission. Actual future results may vary significantly from those set forth herein. These forward-looking statements represent the Company's judgment as of the date of this report. The Company disclaims, however, any intent or obligation to update its forward-looking statements.